                                                          Quarter Ended September 30,           Six Months Ended September 30,
                                                        --------------------------------        ---------------------------------
                                                          1997                 1996                1997               1996
                                                        ---------             ---------          ---------          ---------
Net income (loss) applicable to common stock
  and common stock equivalents (in thousands)                $969               ($4,557)            $1,807            ($3,638)
                                                        =========             =========          =========          =========

Primary Earnings (Loss) Per Share
  Average shares of common stock outstanding            5,435,349             2,935,267          4,221,247          2,882,369
  Common stock equivalents                                 40,718                10,702             48,279              7,192
                                                        ---------             ---------          ---------          ---------
                                                        5,476,067             2,945,969          4,269,526          2,889,561
                                                        =========             =========          =========          =========

  Primary Earnings (Loss) Per Share                         $0.18                $(1.55)             $0.42             $(1.26)
                                                        =========             =========          =========          =========

Fully Diluted Earnings (Loss) Per Share
  Average shares of common stock outstanding            5,435,349             2,935,267          4,221,247          2,882,369
  Common stock equivalents of stock options                37,366                15,799             38,302             15,799
                                                        ---------             ---------          ---------          ---------
                                                        5,472,715             2,951,066          4,259,549          2,898,168
                                                        =========             =========          =========          =========

  Fully Diluted Earnings (Loss) Per Share                   $0.18                $(1.54)             $0.42             $(1.26)
                                                        =========             =========          =========          =========

Note: Per share data reflect the Company's Reorganization and Stock Offering completed August 22, 1997 and the issuance of 4,869,190 shares of common stock in connection with its Conversion and Reorganization. Prior per per share data have not been adjusted for the shares issued in the Conversion and Reorganization.